UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2016

NorthStar Realty Finance Corp.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32330 (Commission File Number)	02-0732285 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 20, 2016, NorthStar Realty Finance Corp. (“NRF”), a Maryland corporation, held a special meeting of its stockholders (the “Special Meeting”) to vote on the proposals identified in the definitive proxy statement that it filed with the Securities and Exchange Commission on November 18, 2016.

As of the close of business on November 2, 2016, the record date for the Special Meeting, 180,752,147 shares of NRF’s common stock, $0.01 par value per share, were issued and outstanding and entitled to vote at the Special Meeting. 135,769,918 shares of NRF’s common stock were represented in person or by proxy at the Special Meeting and, therefore, a quorum was present. The number of votes cast for or against, as well as abstentions and broker non-votes, if applicable, with respect to each proposal is set out below:

1. The NRF merger proposal: Proposal to approve the merger of New Sirius Merger Sub, LLC, (“New Parent Merger Sub”) with and into NRF, with NRF surviving the merger, which will result in NRF becoming a wholly owned subsidiary of NRF’s wholly owned subsidiary, New Sirius Inc. (“New NRF Parent”), and related transactions contemplated by the Agreement and Plans of Merger, dated as of June 2, 2016, among NRF, NorthStar Asset Management Group Inc. (“NSAM”),  Colony Capital, Inc. (“Colony”), Colony NorthStar, Inc. (“Colony NorthStar”), New NRF Parent, NorthStar Realty Finance Limited Partnership, Sirius Merger Sub-T, LLC and New Parent Merger Sub (as amended from time to time, the “merger agreement”) pursuant to which NSAM, Colony and NRF through a series of transactions will merge with and into Colony NorthStar (the “Mergers”). The proposal to approve the Mergers and the merger agreement was approved by the following vote.

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
132,793,158	1,969,798	1,006,962	-0-

2. The NRF charter proposal: Proposal to approve a provision in the Colony NorthStar charter containing certain Colony NorthStar stock ownership and transfer restrictions, including a prohibition on any person actually or constructively owning more than 9.8% in value of the aggregate of the outstanding shares of Colony NorthStar’s capital stock, or 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Colony NorthStar class A common stock, class B common stock and performance common stock, unless the Colony NorthStar board exempts the person from such ownership limitations. The proposal to approve this charter provision was approved by the following vote.

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
130,520,546	4,163,263	1,086,109	-0-

3. The NRF compensation proposal: Proposal to approve, by non-binding, advisory vote, the compensation that may become payable to the NRF named executive officers in connection with the Mergers. The proposal to approve, by non-binding, advisory vote, the compensation that may become payable to the NRF named executive officers in connection with the Mergers was approved by the following vote.

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
73,053,371	61,311,105	1,405,442	-0-

4. The NRF adjournment proposal: Proposal to adjourn the Special Meeting, if necessary or appropriate, as determined by NRF, to solicit additional proxies in favor of Proposal 1, Proposal 2 and Proposal 3. The proposal to approve the adjournment of the Special Meeting was approved by the following vote.

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
115,379,834	19,320,688	1,069,396	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp. (Registrant)

Date: December 23, 2016	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary